Exhibit 99.1

NEWS	Contact: Blake McCarthy (713) 815-3535

FOR IMMEDIATE RELEASE

NOV REINSTATES REGULAR QUARTERLY DIVIDEND

HOUSTON, TX, November 18, 2021 – NOV Inc. (NYSE: NOV) today announced that its Board of Directors has reinstated its regular quarterly cash dividend of $0.05 per share of common stock.

“Reinstating a regular quarterly dividend demonstrates our continued commitment to returning excess capital to our shareholders along with our growing confidence in the emerging recovery of our business,” stated Clay Williams, Chairman, President and CEO.

NOV’s Board of Directors approved a quarterly cash dividend of $0.05 per share of outstanding common stock, payable on December 17, 2021 to each stockholder of record on December 3, 2021.

About NOV

NOV delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

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Source: NOV Inc.

CONTACT:

Blake McCarthy

Vice President, Corporate Development and Investor Relations

(713) 815-3535

Blake.McCarthy@nov.com